Exhibit 2.1

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “RAD TECHNOLOGIES, INC.”, FILED IN THIS OFFICE ON THE SIXTH DAY OF JULY, A.D.

2018, AT 1:45 O`CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

6964452 8100	Authentication: 203024919
SR# 20185539443	Date: 07-09-18
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:45P:M07/06/2018
FILED 01:45PM 07/06/2018
SR 20185539–43 - FileNumber 6964452

CERTIFICATE OF INCORPORATION OF

RAD TECHNOLOGIES, INC.

ARTICLE 1

The name of this Corporation is: RAD Technologies, Inc. (the “Corporation”).

ARTICLE 2

The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, Wilmington, Delaware 19808-1674, County of New Castle. The name of the Corporation’s registered agent at such address is Corporation Service Company.

ARTICLE 3

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended from time to time.

ARTICLE 4

The total number of shares of capital stock which this Corporation has authority to issue is Fifteen Million (15,000,000) shares of Common Stock, $0.0001 par value per share.

ARTICLE

(a) The business and affairs of the Corporation shall be managed by or under the direction of the board of directors and elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation. The number of directors of the Corporation shall be fixed from time to time by the board of directors either by a resolution or Bylaw of the Corporation adopted by the affirmative vote of a majority of the entire Board of Directors.

(b) Meetings of the stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in Delaware law (statutory or non-statutory)) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or by the Bylaws of the Corporation.

ARTICLE 6

(a) A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of his duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derives an improper personal benefit. If the General Corporation Law of the State of Delaware is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of the directors of the Corporation shall be limited or eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended from time to time. Any amendment, repeal or modification of the foregoing provisions of this Article 6(a) shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such amendment, repeal or modification.

(b) The Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and agents of the Corporation (and any other persons to which Delaware law permits the Corporation to provide indemnification) through bylaw provisions, agreements with such directors, officers, employees, agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law of the State of Delaware, subject only to limits created by Delaware law (statutory or non-statutory), with respect to actions for breaches of duty to the Corporation, its stockholders and others. Any amendment, repeal or modification of the foregoing provisions of this Article 6(b) shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification.

ARTICLE 7

Except as otherwise provided in this certificate of incorporation, in furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the bylaws of the Corporation.

ARTICLES

Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine, shall be the Court of Chancery of the State of Delaware, in all cases subject to such court having personal jurisdiction over the indispensable parties named as defendants.

ARTICLE 9

The name and address of the Incorporator of the Corporation is as follows:

RyanAzlein

100 Wilshire Boulevard, Fourth Floor

Santa Monica, CA 90401

I, THE UNDERSIGNED, being the Incorporator, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate oflncorporation, do certify that the facts herein stated are true, and accordingly, have hereunto set my hand this 6th day of July, 2018.

/s/ Ryan Azlein
Ryan Azlein, Incorporator

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “RAD TECHNOLOGIES, INC.”, FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY OF JULY, A.D. 2021, AT 4:19 O`CLOCK P.M.

6964452 8100	Authentication: 203802565
SR# 20212841511	Date: 07-30-21
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:19 PM 07/29/2021
FILED 04:19PM 07/29/2021
SR 20212841–11 - FileNumber 6964452

STATE OF DELAWARE

CERTIFICATE OF AMENDl\fENT

OF

CERTIFICATE OF INCORPORATION

OF

RAD TECHNOLOGIES, INC.

RAD Technologies, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, at a meeting duly called and held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate oflncorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of RAD Technologies, Inc. be amended by changing the Article thereof numbered Article 4 so that, as amended, said Article shall be and read as follows:

ARTICLE4

The total number of shares of capital stock which this Corporation has authority to issue is One Hundred Fifty Million (150,000,000) shares of Common Stock, $0.0001 par value per share.

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 of the General Corporation Law of the State of Delaware.

FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective upon proper filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, said RAD TECHNOLOGIES, INC. has caused this Certificate to be signed by Jeremy Barnett, as CEO, this 29th day of July, 2021.

RAD TECHNOLOGIES, INC.

State of Delaware
Secretary of State
Division of Corporations
Delirned 06:18 PM09/29/2023
FILED 06:18 PM09/29/2023
SR 20233619–67 - File Number 6964452

STATE OFDELAWARE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

RAD TECHNOLOGIES. INC,

RAD Technologies, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, at a meeting duly called and held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of RAD Technologies, Inc. be amended by changing the Article thereof numbered Article 4 so that, as amended, said Article shall be and read as follows:

ARTICLE4

4.1	Authorized Capital

The total number of shares which this corporation is authorized to issue is 250,000,000, consisting of two classes of shares to be designated, respectively, “Class A Common Stock” and “Class B Common Stock”. The total number of shares of Class A Common Stock that this corporation shall have authority to issue is 200,000,000 shares, each with a par value of $0.0001. The total number of shares of Class B Common Stock that this corporation shall have authority to issue is 50,000,000 shares, each with a par value of$0.0001.

4.2	Common Stock

The preferences, limitations, voting powers and relative rights of the Class A Common Stock and the Class B Common Stock are as follows:

(a)	Voting Rights. The shares of Class B Common Stock shall have no voting rights of any kind, except as may be otherwise required by law. The holders of the Class A Common Stock are entitled to one vote for each share of Class A Common Stock held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

(b)	Equal Status. Except as otherwise expressly provided in these Articles or required by applicable law, shares of Class A Common Stock and shares of Class B Common Stock shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters. Without limiting the generality of the foregoing sentence, in connection with a Change of Control Transaction, shares of Class A Common Stock and Class B Common Stock shall be treated equally, identically and ratably, on a per share basis, with respect to any consideration into which such shares are converted or any consideration paid or otherwise distributed in respect of such shares to shareholders of this corporation, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and the holders of a majority of the outstanding shares of Class B Common Stock, each voting separately as a separate voting group.

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 of the General Corporation Law of the State of Delaware.

FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective upon proper filing with the Secretary of State of the State oIDelaware.

IN WITNESS WHEREOF, said RAD TECHNOLOGIES, INC. has caused this Certificate to be signedby Jeremy Barnett, as CEO, this 29th day of September, 2023.

RAD TECHNOWGIES, INC.

By:
Jeremy Barnett, CEO